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                                                                      Exhibit 23

                          [LETTERHEAD OF ERNST & YOUNG]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated April 22, 2002 and April 24, 2002 with respect to the financial statements of Damianex S.A. and Agis S.A. included in the Central European Distribution Corporation on Form 8-K/A at December 31, 2000 and 2001, and for the years then ended filed with the Securities and Exchange Commission.

/s/ Ernst & Young Audit Sp. z o.o.

ERNST & YOUNG AUDIT Sp. z o.o.

Warsaw, Poland
August 26, 2002